Exhibit 10.1

AMENDMENT
TO
MANAGEMENT SERVICES AGREEMENT

This Amendment to Management Services Agreement (this “Amendment”), is effective as of October 1, 2011, by and between DGT Holdings Corp., a New York corporation formerly known as Del Global Technologies Corp. (the “Company”), and SP Corporate Services LLC, a Delaware limited liability company (the “SP Corporate”).

W I T N E S S E T H :

WHEREAS, the Company and SP Corporate entered into a Management Services Agreement, effective as of September 1, 2009 (the “Agreement”), pursuant to which, among other things, SP Corporate agreed to furnish certain services to the Company, on the terms and subject to the conditions set forth in the Agreement; and

WHEREAS, the Company and SP Corporate desire to amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:

Section 1.1.           Amendments to the Agreement.

(a)           Amendment to Section 1.02.   The last sentence of Section 1.02 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Notwithstanding the foregoing, SP Corporate shall make John J. Quicke and Mark A. Zorko available to act as, and each shall devote such time and effort as is necessary to fulfill the statutory and fiduciary duties of, the President and Chief Executive Officer and Chief Financial Officer and Secretary, respectively, of the Company, until such time as otherwise instructed or removed by the board of directors of the Company or the resignation of John J. Quicke or Mark A. Zorko in any of the capacities.”

(b)           Amendment to Section 2.   Section 2 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Section 2.   Term.

This Agreement shall commence effective as of September 1, 2009, and shall terminate immediately upon written notice given to the other party.  The Company shall have the right during (but not after) the term of this Agreement, but not the obligation, to obtain and maintain one or more policies of life insurance on the life of John J. Quicke and Mark A. Zorko at the Company’s sole cost and expense, and John J. Quicke and Mark A. Zorko agrees to cooperate fully and execute such reasonable documents as the Company shall request in connection with such insurance.”

(c)           Amendment to Section 3.01.  The last sentence of Section 3.01 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“In addition, the Company shall promptly reimburse SP Corporate, John J. Quicke and Mark A. Zorko for certain expenses, including legal expenses, as well as all reasonable and necessary business expenses, incurred on behalf of the Company.”

(d)           Amendment to Section 5.  Section 5 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Section 5.   Indemnity and D&O Insurance.

To the fullest extent permitted by law and as consistent with the Company's Charter Documents, the Company shall defend, indemnify, save and hold harmless SP Corporate, John J. Quicke and Mark A. Zorko from and against any claims, liabilities, damages, losses, costs or expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim of any nature whatsoever resulting from SP Corporate’s, John J. Quicke’s or Mark A. Zorko’s activities or services under this Agreement (a “Claim”), except to the extent occasioned by the gross negligence or willful misconduct of SP Corporate, John J. Quicke, Mark A. Zorko or SP Corporate’s officers, directors, employees or agents.  At the written request of SP Corporate, John J. Quicke and/or Mark A. Zorko, the Company will advance to them the legal or other costs and reasonable expenses of investigating or defending against any Claim in advance of the final disposition of such Claim.  To the fullest extent permitted by law and as consistent with the Company’s Charter Documents, the Company’s obligation to indemnify SP Corporate hereunder shall extend to and inure to the benefit of SP Corporate’s officers, directors, members, employees, affiliates and consultants.  If SP Corporate should reasonably determine its interests are or may be adverse to the interests of the Company, SP Corporate may retain its own counsel in connection with such claim or alleged claim or action, in which case the Company shall be liable, to the extent permitted under this Section 5, to SP Corporate for any reasonable and documented legal, accounting or other directly related fees and expenses incurred by SP Corporate in connection with its investigating or defending such claim or alleged claim or action.  In addition, at all times during which John. J. Quicke is acting as a non-employee Chief Executive Officer and/or President of the Company or Mark A. Zorko is acting as a non-employee Chief Financial Officer and/or Secretary of the Company, the Company shall cause John J. Quicke and Mark A. Zorko to be covered by a D&O insurance policy issued by a reputable D&O insurance carrier with coverages and terms no less favorable than those contained in the Company’s current D&O insurance policy.  In addition, neither SP Corporate nor any of its officers, directors, members, employees, affiliates or consultants (including John J. Quicke and Mark A. Zorko) shall be liable to the Company or any third party for any special, consequential or exemplary damages (including lost or anticipated revenues or profits relating to the same) arising from any claim relating to this Agreement or any of the services provided hereunder, whether such claim is based on warranty, contract, tort (including negligence or strict liability) or otherwise, even if an authorized representative of SP Corporate is advised of the possibility or likelihood of the same.”

(e)           Amendment to Section 8.07.  The last sentence of Section 8.07 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Without limiting the generality of the foregoing, the parties acknowledge and agree that SP Corporate is an independent contractor and that neither John J. Quicke nor Mark A. Zorko or SP Corporate is an employee of the Company.  SP Corporate or an Affiliated Company of SP Corporate shall timely withhold and pay all taxes and file all reports required by applicable law to be withheld, paid and filed for John J. Quicke and Mark A. Zorko.”

(f)           Amendment to Section 8.08.  Section 8.08 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Each of John J. Quicke and Mark A. Zorko joins herein solely to acknowledge and agree to the terms hereof relating specifically to him and to specifically acknowledge and agree that he is not an employee of the Company and is not eligible for and has no right to receive any compensation or benefits from the Company or to participate in any employee benefit plans or programs available to the employees of the Company, including welfare and retirement benefits.”

Section 1.2.           Amendments to the Exhibits.

(i)           Exhibit A is hereby amended to add a Section 2 as follows:

“2.  Provide the non-exclusive services of Mark A. Zorko to serve as the Company’s Chief Financial Officer and Secretary.  Such person, in his capacity as the Chief Financial Officer and Secretary, will perform all duties normally associated with that of the Company’s Chief Financial Officer and Secretary, including without limitation to:

•	Manage all facets of the accounting and finance functions of the Company.

•	Provide effective leadership in the Company’s efforts to meet required SEC filing requirements.

•	Serve as an effective member of the Company’s executive management team.

•
Perform all other duties of the Company’s Chief Financial Officer and Secretary as set forth in the Company’s Charter Documents and corporate governance policies as they may be amended from time to time.”

(ii)          The last sentence of Exhibit A is hereby deleted in its entirety and restated to read as follows:

“The monthly fee for providing the Services shall be $48,000.”

Section 1.3.           Miscellaneous.

(a)           Reference to and Effect on the Agreement.  This Amendment modifies the Agreement to the extent set forth herein, is hereby incorporated by reference into the Agreement and is made a part thereof.  Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed.

(b)           Execution.  This Amendment may be executed in counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

(c)           Governing Law.  This Amendment shall be construed under the laws of the State of New York, without giving effect to the principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

SP CORPORATE SERVICES LLC

By:	/s/ Sanford Antignas
	Name:	Sanford Antignas
	Title:	COO

DGT HOLDINGS CORP.

By:	/s/ John J. Quicke
	Name:	John J. Quicke
	Title:	President and CEO

/s/ John J. Quicke
John J. Quicke, individually and solely for the purposes specified in Section 8.08 above

/s/ Mark A. Zorko
Mark A. Zorko, individually and solely for the purposes specified in Section 8.08 above